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                                                                   EXHIBIT 10.33

                          NOTICE OF PARTIAL REDEMPTION
                                TO THE HOLDERS OF

                 APPLIED POWER INC. (N/K/A ACTUANT CORPORATION)

                 13% SERIES A SENIOR SUBORDINATED NOTES DUE 2009
                              (CUSIP No. 00508WAB2)

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NOTICE IS HEREBY GIVEN THAT, pursuant to Section 3.07 of the Indenture, dated as of August 1, 2000 among Applied Power Inc. (n/k/a Actuant Corporation), as Issuer, and Bank One Trust Company, N.A., as Trustee, and Paragraph 5 of the 13% Series A Senior Subordinated Notes due 2009 (the "Notes"), the Issuer has elected to redeem $70,000,000 aggregate principal amount of Notes, which is 35% of the $200,000,000 original aggregate principal amount of the Notes. The redemption will occur on March 15, 2002 (the "Redemption Date"), and the redemption price will be 113.00% of the original principal amount, together with accrued interest thereon to the Redemption Date in the amount of $1,178.388888 for each $1,000.00 principal amount of Notes redeemed ("Redemption Price"). Immediately after the redemption, $130,000,000 aggregate principal amount of the Notes will be outstanding. This Notice of Redemption is being delivered to you pursuant to Section 3.03 of the Indenture. Pursuant to Section 3.02 of the Indenture, the redemption will be effected by reducing (and paying the Redemption Price into) the accounts of the DTC participants who hold beneficial interests in the Notes.

Payment of the Redemption Price for the Notes will be made, subject to receipt of the required funds by the Paying Agent, upon presentation and surrender of the said Notes to Bank One Trust Company, N.A., as principal Paying Agent, as follows:

By U.S. Mail                                  Hand Delivery
------------                                  -------------
Bank One Trust Company, N.A.                  Bank One Trust Company, N.A.
Corporate Trust Redemption                    Corporate Trust Securities
Unit 9/th/ Floor Suite 0124                   Teller 9/th/ Floor Suite 0123
1 Bank Plaza                                  One North State Street
Chicago, Illinois 60670-0124                  Chicago, Illinois 60602

Certificate Numbers of the Notes being called are:

CERTIFICATE       CALLED
NUMBERS           AMOUNT
   1              70,000,000       (REDEMPTION PRO RATA)

Unless the Company defaults in making the redemption payment, interest on the $70,000,000 of Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus accrued interest upon surrender to the Paying Agent. If any

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Note is being redeemed in part, 35% of the principal amount of such Note is to be redeemed. After the Redemption Date, and upon surrender of the Note being redeemed in part, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued. No representation is made as to the correctness or accuracy of the CUSIP number listed in this Notice or printed on the Notes.

To avoid the current back-up withholding tax, holders must submit a properly completed IRS Form W-9 with their certificates, if they have not done so previously.

All inquiries regarding this notice should be directed to Actuant Corporation, 6100 N. Baker Road, Milwaukee, WI 53209, telephone: (414) 247-5307.

NOTE;  THESE NOTES WILL CEASE TO BEAR INTEREST ON MARCH 15, 2002.

Dated: February 13, 2002


BY BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION, FOR ACTUANT CORPORATION